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                                                                   EXHIBIT 10(m)

                                     FORM OF
                            STOCK EXCHANGE AGREEMENT

     This Stock Exchange Agreement (the "Agreement"), by and between Robert G. Greenwood, a Michigan resident ("Greenwood"), James C. Leonard, a Michigan resident ("Leonard"), and MPW Industrial Services Group, Inc., an Ohio corporation ("MPW"), is made on this _____ day of November, 1997.

                              W I T N E S S E T H :

         WHEREAS, Greenwood and Leonard desire to sell to MPW the 43 shares and 43 shares, respectively, of Aquatech Environmental, Inc., a Michigan corporation ("Aquatech"), common stock without par value (the "Aquatech Shares"), which constitute all issued and outstanding shares of capital stock of Aquatech owned by them in exchange for shares of MPW common stock, without par value (the "MPW Shares").

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

               SALE OF AQUATECH SHARES AND PURCHASE OF MPW SHARES

         1.1 Sale Consideration.

                  (a) Effective as of the consummation and closing of an initial public offering ("IPO") by MPW (the "Closing Date") and subject to the terms and conditions of this Agreement, Greenwood and Leonard hereby agree to sell, assign, transfer and deliver to MPW and MPW hereby agrees to purchase from Greenwood and Leonard the Aquatech Shares free and clear of all liens, encumbrances, claims, options, calls, pledges and other agreements or arrangements.

                  (b) In full consideration for the sale of the Aquatech Shares, Greenwood and Leonard shall receive on the Closing Date certificates for MPW Shares representing $339,000 and $339,000, respectively, in value of MPW Shares, based on a per share price equal to the Per Share Price to Public disclosed on the cover page of the final Prospectus used by MPW in connection with the IPO (the "Share Consideration"), registered in Greenwood's and Leonard's names accordingly. On the Closing Date, all MPW Shares and Aquatech Shares with duly executed stock powers shall be delivered and distributed pursuant to the terms and conditions of this Agreement.

         1.2 Prior Agreements. Each of Greenwood and Leonard are a party to a certain Amended and Restated Stock Grant and Employment Agreement, dated July 1, 1996, by and among Aquatech, MPW Industrial Services, Inc. and Greenwood and Leonard, respectively (the "Employment
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Agreements"). The parties hereby expressly agree that (i) this Agreement obviates and renders moot those portions of the Employment Agreements dealing with or touching upon any aspect of ownership by Greenwood and Leonard of the common stock of Aquatech (Sections 1 and 12 thereof), and (ii) the other provisions of the Employment Agreements shall remain in full force and effect.


                                  ARTICLE 2.

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representation and Warranty of MPW. MPW represents and warrants that as of the Closing Date, MPW Shares will be duly authorized, validly issued, fully paid and nonassessable.

         2.2 Representations and Warranties of Greenwood and Leonard. Each of Greenwood and Leonard represents and warrants to MPW that as of the Closing
Date: (i) he is the record and beneficial owner of his respective Aquatech Shares; (ii) he has good and valid title to his respective Aquatech Shares free and clear of all liens, encumbrances and equities of whatever character, with full power and authority to transfer, sell, exchange or otherwise dispose of such shares as contemplated hereby; (iii) he holds the power and authority to enter into this Agreement as required under applicable law; (iv) he is purchasing the MPW Shares for investment purposes and not with a view to resale and acknowledges that the MPW Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Act");
(v) has been given access to all information concerning, and an opportunity to make all inquiries about, MPW and the MPW Shares necessary for him to make his investment in the MPW Shares; and (vi) will resell the MPW Shares in accordance with the Act or pursuant to an exemption from registration under the Act.

                                    ARTICLE 3

                                  MISCELLANEOUS

         3.1 Notices. All notices, waivers and other communications required or permitted to be given hereunder to any of the parties by any other party shall be in writing and shall be delivered or sent by next day delivery service, personal delivery, or registered or certified mail, postage prepaid, addressed as follows:

                  (a)      If to MPW, addressed to:

                           MPW Industrial Services, Inc.
                           9711 Lancaster Road, SE
                           PO Box 838
                           Hebron, OH 43025


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                           With a copy to:

                           Jones, Day, Reavis & Pogue
                           1900 Huntington Center
                           Columbus, Ohio 43215
                           Attention:  Robert J. Gilker

                  (b)      If to Greenwood, addressed to:

                           Robert G. Greenwood
                           Aquatech Environmental, Inc.
                           12400 Universal Drive
                           Taylor, Michigan  48180

                  (c)      If to Leonard, addressed to:

                           James C. Leonard
                           Aquatech Environmental, Inc.
                           12400 Universal Drive
                           Taylor, Michigan  48180

                  In the case of (b) or (c), with a copy to:

                           Mark A. Hopper, P.C.
                           Suite 250
                           301 E. Liberty Street
                           Ann Arbor, MI  48104-2251

                  (d) Any party may from time to time designate as to itself or himself a different address or addresses for delivery of notices, provided that a notice of change of address shall be effective and deemed given only upon actual receipt thereof.

                  (e) Any notice delivered or sent by next day delivery service or personal delivery shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received.

         3.2 Execution of Further Documents. From and after the execution and delivery of this document, upon the reasonable request of any of the parties hereto, each of the other parties hereto shall execute, acknowledge, and deliver all such further acts, deeds, bills of sale, certificates, assignments, transfers, conveyances, sales, use or other transfer tax documentation, powers of attorney, and assurances as may be required to evidence the consummation of the transactions contemplated by this Agreement and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.


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         3.3 Expenses. Except as otherwise expressly provided herein, each party shall pay any fees and expenses incurred by it incident to this Agreement and in preparing to consummate the transactions contemplated hereby.

         3.4 Waiver. No waiver of any right hereunder shall be effective unless it is in a writing which specifically refers to the provision hereof under which such right arises, and no such waiver shall operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

         3.5 Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements executed by all of the parties hereto, as may mutually be determined by such parties to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto.

         3.6 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Ohio applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws thereof.

         3.7 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         3.8 Titles and Headings. Titles and descriptive headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         3.9 No Third-Party Rights. Nothing herein, contemplated hereby or related hereto shall create any express or implied rights in any person or entity other than the parties hereto. Without limiting the generality of the foregoing, no party hereto shall have any rights against any director, officer, employee or stockholder of MPW or any affiliate or representative thereof by reason of this Agreement, the transactions contemplated hereby or any matter related thereto.

         3.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. No party hereto may assign its rights or delegate its duties hereunder.

         3.11 Validity. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the parties agree that such term provision, covenant or restriction shall be reformed to the extent possible consistent with such judicial holding to reflect the intent of the parties as stated herein and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereby stipulate and declare their intention to be that they will execute the remaining terms, provisions, covenants and restrictions herein without including herein any such terms, provisions, covenants or restrictions that may be hereafter declared invalid, void or unenforceable.

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         3.12 Termination. In the event an IPO does not occur within one year from the day and year first written above, then this agreement shall terminate and all conditions and terms herein shall no longer bind any parties hereto nor their respective successors, assigns, heirs or legal representatives.


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         IN WITNESS WHEREOF, the parties hereto duly executed this Agreement effective as of the day and year first above written.


                                   MPW INDUSTRIAL SERVICES GROUP, INC.


                                   --------------------------------------------
                                   Daniel P. Buettin, Vice President


                                   --------------------------------------------
                                   Robert G. Greenwood, Individually


                                   --------------------------------------------
                                   James C. Leonard, Individually

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